Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 29, 2011, with respect to the financial statements and supplemental schedule included in the Annual Report of the AVX 401(k) Plan on Form 11-K for the year ended December 31, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statement of AVX Corporation on Form S-8 (File No. 333-02808, effective March 18, 1996).

/s/ Grant Thornton LLP

Charlotte, North Carolina
June 29, 2011